UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: January 27, 2009 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

BDC Capital, Inc. (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2009, the Company appointed Jan K. Andersen to the position of Chief Executive Officer and as a member of the Board of Directors.  Acting CEO Richard Pomije is stepping down from that position effective immediately.  Mr. Pomije will retain his position as Secretary and Treasurer.  Following is a brief description of Mr. Andersen’s business experience.

Mr. Andersen most recently served as President and CEO of Bellacor.com, which he led from its inception in 2000 to become a leading e-tailer in the home furnishings category.

Prior to Bellacor.com, as VP of Marketing, he was employed at NetRadio.com, a pioneer in streaming audio on-line. While at NetRadio, he designed the strategy that led to company becoming a leader in streaming music on-line by originating the concept of “narrowcasting” or highly specialized music programming.

There are no family relationships between Mr. Andersen and any member of the Board of Directors or any other officer of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be party and in which Mr. Andersen had or will have a direct or indirect material interest.

SIGNATURES

Dated: January 27, 2009	DIGITALTOWN, INC By /s/ Jan K. Andersen Jan K. Andersen, CEO